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                                     EXHIBIT 3.2

                                ARTICLES OF AMENDMENT

                                          OF

                                  A.S. NETWORK INC.



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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
     OCT 14 1992
CHERYL A. LAU SECRETARY OF STATE


                               ARTICLES OF AMENDMENT
                                         OF
                                 A. S. NETWORK INC.

The Articles   of Amendment to the original Articles Of Incorporation of
CASINO CONSULTANTS, INC. Nevada corporation are set up as follows!

                              A.   ARTICLE   I

          The  Name of the corporation (hereinafter called the corporation) is
A. S. NETWORK INC.

                              AMENDMENT      ARTICLE I

The  name of the, corporation is amended to: AD SHOW NETWORK INC.

                              B.   Article IV

The  total amount of authorized shares is 2500 having No par value.

                                AMENDMENT - ARTICLE IV

          The total amount of authorized shares is 50,000,000 of common shares at a per of .001, with 500,000 shares of Preferred shares it. a par of .01.

                                AMENDMENT CORRECTION

          At the Special Shareholders Meeting held September 15, 1992, by a vote of the Shareholders the issued and outstanding 2500 shares was forward split Two Hundred (200) for one (1) increasing thw issued and outstanding shares to Five Hundred thousand (500,000) at a par of .001.

          As of the date of the Special Meeting of Shareholders the Company had issued and outstanding twenty five hundred (2500) shares of no par value stock, all of which were entitled to vote on the proposed amendments None of the shares were entitled to vote as a class.


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     FILED

IN THE OFFICE OF THE
SECRETARY OF STATE of
THE STATE OF NEVADA
     OCT 14, 1992

                               ARTICLES OF AMENDMENT
                                         OF
                                 A.S. NETWORK INC.

          The Articles of Amendment to the original Articles of incorporation of CASINO CONSULTANTS, INC. Nevada corporation are set up as follows!

                                  A.  ARTICLE I -

               The Name of the corporation (hereinafter called the Corporation) is A.S NETWORK INC.

                                AMENDMENT ARTICLE I

     The  name of the, corporation is amended to: AD SHOW NETWORK, Inc.

                                    B.Article IV

     The total amount of authorized shares is 2500 having no par value.

                               AMENDMENT - ARTICLE IV

The total amount of authorized shares is 50,000,000 of common shares at a par of .001, with 500,000 shares of Preferred shares at. a par of .01.

                                AMENDMENT CORRECTION

     At the Special Shareholders Meeting held September 15, 1992, by a vote of the Shareholders the issued and outstanding 2500 shares was forward split Two Hundred (200) for one (1) increasing the issued and outstanding shares to Five Hundred thousand (500,000) at a par of .001.

As of the, date of the Special Meeting of Shareholders the Company had issued and outstanding twenty five hundred (2500) shares of no par value stock, all of which were entitled to vote on t he proposed amendments. None of the shares were entitled to vote as a class.

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